EXHIBIT 99.1

Know Labs Expands Non-Invasive Glucose Monitoring

Product Portfolio with Introduction of New KnowU™ Diagnostic Device

SEATTLE – September 22, 2021 – Know Labs, Inc. (OTCQB: KNWN), an emerging leader in non-invasive medical diagnostics, today introduced the KnowU™, a new portable medical-grade glucose monitoring device that utilizes Bio-RFID™, Know Labs’ non-invasive diagnostic technology.

The KnowU is a convenient, non-wearable, on-the-go alternative to fingersticks, which are used to check blood glucose levels, often multiple times per day, by more than 90% of the global population with diabetes. The KnowU joins the Know Labs UBand™ as an additional non-invasive glucose monitoring solution and an extension of the product portfolio, powered by Bio-RFID. UBand is a medical-grade wearable continuous glucose monitoring device. Both have the potential to revolutionize how 1.5 billion people manage their diabetes or pre-diabetes. The KnowU is expected to begin the FDA pre-approval process in 2022.

The KnowU has two elements: a base that powers the device and displays blood glucose readings, and a pocket-sized battery-powered portable monitor that contains the Bio-RFID sensors, which can be carried by the user to check blood glucose levels on the go. Like the UBand, the KnowU will use Know Labs’ smartphone app to store and display readings.

“We know that not all people with diabetes are looking for a wearable continuous glucose monitoring device to manage their diabetes. Some simply want to replace the painful, inconvenient and expensive fingersticks they currently rely on,” said Phil Bosua, Know Labs CEO and Bio-RFID inventor. “The Bio-RFID sensor we currently use for our internal product testing fits in your pocket and is ready for final use, so we decided to create the KnowU as a portable, affordable and convenient alternative requiring no disposable items, such as test strips and lancets”.

The KnowU (left), an on-demand and on-the-go glucose monitor, and the UBand (right), a wearable CGM, are Know Labs' non-invasive glucose monitoring devices powered by their Bio-RFID technology.

“The addition of the KnowU to our product portfolio does not change our timeline for the UBand commercial launch, which is proceeding as planned,” said Ron Erickson, Know Labs Founder and Chairman. “The KnowU leverages the same science and technology created for the UBand and will be faster to build and commercialize therefore accelerating our time to launch.  Our Bio-RFID technology is form-factor agnostic and the KnowU is a great example of how we can leverage it to increase Know Labs’ addressable market and guarantee we have multiple product solutions for every need.”

Know Labs is focused on launching what the company believes will be the world’s first non-invasive medical-grade glucose monitoring solution, via two devices. As progress is made toward that goal, updates will be provided. Additional details on the UBand and KnowU are available at www.knowlabs.co.

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About Know Labs, Inc.

Know Labs, Inc. is a public company whose shares trade under the stock symbol “KNWN.” The Company’s technology uses spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The Company refers to its technology as Bio-RFID™. The Bio-RFID technology can be integrated into a variety of wearable, mobile, or bench-top form factors. This patented and patent-pending technology makes it possible to effectively conduct analyses that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. The first application of our Bio-RFID technology will be in a product marketed as a glucose monitor. It will provide the user with real-time information on their blood glucose levels. This product will require U.S. Food and Drug Administration approval prior to its introduction to the market.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2020, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Know Labs, Inc. Contact:

Jordyn (Theisen) Hujar

jordyn@knowlabs.co

Ph. (206) 629-6414

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